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                                 LOAN AGREEMENT


This Agreement is entered into by and between HL Funding Company, Inc., a Connecticut corporation located at 200 Hopmeadow Street, Simsbury, Connecticut 06089 ("Borrower"), and the undersigned company ("Lender").


                                   WITNESSETH


WHEREAS, the parties are affiliates; and

WHEREAS, Lender desires to lend to Borrower its cash an an investment thereof by Lender, and

WHEREAS, Borrower desires to borrow such cash.

NOW, THEREFORE, it is understood and agreed as follows:

1.   PRINCIPAL

     Lender shall lend to Borrower such sums as Lender's management may from time to time determine (hereinafter "Principal"). Borrower shall repay the Principal, or any portion thereof, upon demand.

2.   INTEREST

     Borrower shall pay interest at a rate per annum (hereinafter "Rate") as provided below. Interest shall accrue daily and be payable following the last calendar day of each month based upon the arithmetic average (mean) of the Principal outstanding as of the close of business on each calendar day of that month. Interest shall be paid by adding interest earned to the Principal outstanding effective the first calendar day of the succeeding month. Interest may, in the discretion of Borrower, be paid in cash.

3.   INTEREST RATE DETERMINATION

     The Rate for each month shall be the before tax yield of the Borrower's total short term portfolio adjusted to exclude the current portion of the Borrower's BOND HOLDINGS BOOK REPORTS produced on the last day of that month.

4.   TERM

     This Agreement shall commence upon the execution hereof and shall continue until terminated hereunder. This Agreement may be terminated upon the Agreement of the parties or by either party upon thirty (31) days of written notice. Within thirty (31) days of termination, all Principal outstanding plus all accrued but unpaid interest shall be remitted to Lender.
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IN WITNESS WHEREOF, the parties have executed this Agreement on this 24th day of
February, 1993, to be effective as of May 1, 1993.

HL Funding Company, Inc.                Hartford Life Insurance Company



By:  /s/ John P. Ginnetti               By:  /s/ Donald E. Waggaman, Jr.
   -----------------------------           -----------------------------
       John P. Ginnetti                        Donald E. Waggaman, Jr.
    Senior Vice President                            Treasurer